Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS, Inc. Declares Cash Dividend of $0.055 Per Share

Fort Myers, FL – June 28, 2013 – Chico’s FAS, Inc. (NYSE: CHS) today announced that its Board of Directors declared a quarterly cash dividend of $0.055 per share of its common stock, a 4.8% increase over the dividend rate from September 2012. The dividend is payable on September 30, 2013 to Chico’s FAS shareholders of record at the close of business on September 16, 2013.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico’s, White House | Black Market, Soma Intimates, and Boston Proper, is a leading women’s omni-channel specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of May 4, 2013, the Company operated 1,397 stores in the US. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, www.soma.com, and www.bostonproper.com. For more detailed information on Chico’s FAS, Inc., please go to our corporate website at www.chicosfas.com.

Executive Contact:

Todd Vogensen

Vice President-Investor Relations

Chico’s FAS, Inc.

(239) 346-4199